                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the inclusion in this Form 10-K of our reports dated March 13, 1998 on Security Capital Industrial Trust. It should be noted that we have not audited any financial statements of Security Capital Industrial Trust subsequent to December 31, 1997, or performed any audit procedures subsequent to the date of our reports.


                                                             ARTHUR ANDERSEN LLP


Chicago, Illinois
March 25, 1998